EXHIBIT 99.1

September 30, 2011

via Electronic Mail

Mr. Henry Fong

Chairman

FastFunds Financial Corporation

319 Clematis Street

Suite 703

West Palm Beach, Florida 33401

Dear Henry,

This letter serves as my immediate resignation as an officer of FastFunds Financial Corporation. I wish you and the Company all the best in your future endeavors.

Sincerely,

/S/ THOMAS B. OLSON

Thomas B. Olson